CONSULTING AGREEMENT

This AGREEMENT shall be effective on this August 1st, 2013 and is made between VR Holdings Inc., of 1615 Chester Road, Chester, MD 21619., U.S.A. [“VRHD”], and Schneider Mitigation Group of 4002 University Dr., Fairfax, VA 22030 [“Consultant”].

In this Agreement, the party who is contracting to receive services shall be referred to as "VRHD", and the party who will be providing the services shall be referred to as "Consultant".

Consultant has a background in business development and is willing to provide services to VRHD based on this background.

VRHD desires to have services provided by Consultant. Therefore, the parties agree as follows:

1.	DESCRIPTION OF SERVICES. Beginning on August 1st, 2013 Consultant will provide the following services (collectively, the "Services"): Business Development of VRHD and corporate management services along with consulting for capital structure, finance, and mitigation. Specifically Consultant agrees to use best efforts to accomplish VRHD’s primary objectives as follows:
-	Providing for the maintaining of reporting status and filings in whatever manner may be deemed necessary which includes satisfying a perceived short term capital need of up to $25,000 which may need to be paid in the next few days;
-	Providing for VRHD working capital which includes a target of $1,500,000;
-	Providing an operating strategy and business for VRHD.

2.	PERFORMANCE OF SERVICES. Consultant shall determine the manner in which the Services are to be performed and the specific hours to be worked by Consultant. Primary management duties will be fulfilled by Mr. Gregory Gennace and VRHD will rely on Consultant to work as many hours as may be reasonably necessary to fulfill Consultant's obligations under this Agreement.

3.	FEES & COMMISSION PAYMENTS. VRHD agrees to pay consultant fifty million (50,000,000) shares of VRHD common stock upon signing this agreement. Additionally, as the plaintiff and beneficiary of a potential award resulting from a civil complaint filed in the Circuit Court of Cook County, Illinois filed against Cerberus Capital Management, LP, et al (“The Lawsuit”) VRHD agrees to pay consultant the first five million dollars ($5,000,000) of any proceeds recovered through settlement or garnishment action(s) from The Lawsuit. Additionally VRHD will make commission payments to Consultant based on 5% of the gross profit or selling price of all merchandise and products and contemplated services of VRHD created through consultant’s business development efforts.

Statement of Sales. If requested, VRHD shall furnish Consultant a periodic statement showing sales made to customers and all payments and other items credited to consultant during such period.

4.	EXPENSE REIMBURSEMENT. Consultant shall pay all "out-of-pocket" expenses, and shall not be entitled to reimbursement from VRHD, unless prior approval is granted by VRHD.
5.	RENEWAL/TERM/TERMINATION. This agreement shall become effective on the date stated above and shall remain in effect for a period of one (1) year(s) unless terminated for breach or as provided in this agreement.

This agreement may be renewed or terminated through mutual agreement of Consultant and VRHD.

6.	RELATIONSHIP OF PARTIES. It is understood by the parties that Consultant is an independent contractor with respect to VRHD, and not an employee of VRHD. VRHD will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, for the benefit of Consultant.

7.	EMPLOYEES. Consultant's employees, if any, who perform services for VRHD under this Agreement shall also be bound by the provisions of this Agreement.

8.	INDEMNIFICATION. Consultant agrees to indemnify and hold VRHD harmless from all claims, losses, expenses, fees including attorney fees, costs, and judgments that may be asserted against VRHD that result from the acts or omissions of Consultant, Consultant's employees, if any, and Consultant's agents, with the exception of any executives hired by VRHD on Consultant’s recommendation.

9.	ASSIGNMENT. Consultant's obligations under this Agreement may not be assigned or transferred to any other person, firm, or corporation without the prior written consent of VRHD.

10.	CONFIDENTIALITY. VRHD recognizes that Consultant may have access to trade secrets and other proprietary information (collectively, "Information"), which are valuable, special and unique assets of VRHD Incorporated and need to be protected from improper disclosure. In consideration for the disclosure of the Information, Consultant agrees that Consultant will not at any time or in any manner, either directly or indirectly, use any Information for Consultant's own benefit, or divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of VRHD. Consultant will protect the Information and treat it as strictly confidential. A violation of this paragraph shall be a material violation of this Agreement.

11.	UNAUTHORIZED DISCLOSURE OF INFORMATION. If it appears that Consultant has disclosed (or has threatened to disclose) Information in violation of this Agreement, VRHD shall be entitled to an injunction to restrain Consultant from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. VRHD shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

12.	CONFIDENTIALITY AFTER TERMINATION. The confidentiality provisions of this Agreement shall remain in full force and effect after the termination of this Agreement.

13.	NON-COMPETE AGREEMENT. Recognizing that the various items of information are special and unique assets of VRHD that need to be protected from disclosure, and in consideration of the disclosure of the Information, Consultant agrees and covenants that for a period of 18 months following the termination of this Agreement, whether such termination is voluntary or involuntary, Consultant will not directly or indirectly engage in any business competitive with VRHD. This covenant shall apply to the geographical area that includes United States of America and Canada. Directly or indirectly engaging in any competitive business includes, but is not limited to, (i) engaging in a business as owner, partner, or agent, (ii) becoming an employee of any third party that is engaged in such business, or (iii) becoming interested directly or indirectly in any such business, or (iv) soliciting any customer of VRHD for the benefit of a third party that is engaged in such business. Consultant and VRHD agrees that this non-compete provision will not adversely affect the livelihood of Consultant.

14.	NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage prepaid, addressed as follows:

IF for VRHD: John E. Baker

1615 Chester Road

Chester Maryland 21619

IF for Consultant: Gregory Gennace

Schneider Mitigation Group 4002 University Drive Fairfax, VA 22030

Either party may change such address from time to time by providing written notice to the other in the manner set forth above.

15.	ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

16.	AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

17.	SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

18.	WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

Notarized signatures on the following pages

Party receiving services: VR Holdings, Inc.

By:_____________________________________________

Controlling Shareholder: Morten M. Lapides, Sr.

STATE OF , CITY/COUNTY OF , ss.:

On this day, personally appeared before me Morten M. Lapides, Sr., to me known to be the person(s) described in and who executed the within and foregoing instrument, and acknowledged that he/she signed the same as his/her voluntary act and deed, for the uses and purposes therein mentioned.

Witness my hand and official seal hereto affixed this

________ day of , .

Notary Public in and for the State of_________________ .

My commission expires________________ .

By:___________________

Chairman: John E. Baker

STATE OF , CITY/COUNTY OF , ss.:

On this day, personally appeared before me John E. Baker, to me known to be the person(s) described in and who executed the within and foregoing instrument, and acknowledged that he/she signed the same as his/her voluntary act and deed, for the uses and purposes therein mentioned.

Witness my hand and official seal hereto affixed this

______ day of , .

Notary Public in and for the State of_________________ .

My commission expires________________ .

Party providing services:

SMGVA, LLC dba Schneider Mitigation Group

By:__________________________________________________

Consultant: William E. Schneider, Managing Member

STATE OF , CITY/COUNTY OF , ss:

On this day, personally appeared before me William E. Schneider to me known to be the person(s) described in and who executed the within and foregoing instrument, and acknowledged that he/she signed the same as his/her voluntary act and deed, for the uses and purposes therein mentioned.

Witness my hand and official seal hereto affixed this

______ day of , ________ .

Notary Public in and for the State of_________________ .

My commission expires________________ .